EXHIBIT 22 - PARENT AND SUBSIDIARIES OF THE REGISTRANT

     The Company has no parent. The following were subsidiaries of the Company as of December 31, 1997.


                                                                       Percentage of
                                               Jurisdiction          Voting Securities
                                                    of                   Owned By
          Name                                 Organization          Immediate Parent
--------------------------------------------------------------------------------------
Bemis Company, Inc. (the "Registrant")

  Banner Packaging, Inc.                       Wisconsin                    100%

  Bemis Export Company Ltd.                    Jamaica                       80%

  Bolsas Bemis S.A. de C.V.                    Mexico                        50%

  Curwood, Inc.                                Delaware                     100%
    Curwood Packaging (Canada) Limited         Canada                       100%
    Perfecseal, Inc                            Delaware                     100%
      Perfecseal Internacional de Puerto
       Rico, Inc.                              Delaware                     100%
      Perfecseal International Ltd.            Delaware                     100%
         Perfecseal Limited                    United Kingdom               100%

  Hayco Liquidation Company                    Delaware                     100%
    Bemis U.K. Limited                         United Kingdom                50%
      Hayssen Europa Limited                   United Kingdom               100%
    Hayssen Europa GmbH                        Germany                      100%
    Hayssen Europa S.p.A. in liquidazione      Italy                        100%
    Hayssen Mexico S.A. de C.V.                Mexico                        98%

  Hayssen Mexico S.A. de C.V.                  Mexico                         2%

  MacKay, Inc.                                 Kentucky                     100%

  Milprint, Inc.                               Wisconsin                    100%

                                                                       CONTINUED


                                    - 16 -

                                                                       Percentage of
                                               Jurisdiction          Voting Securities
                                                    of                   Owned By
          Name                                 Organization          Immediate Parent
--------------------------------------------------------------------------------------
  Morgan Adhesives Company                     Ohio                          87%

    MACtac Engineered Products, Inc.           Ohio                         100%

    Bemis Coordination Center S.A.             Belgium                       33%

    Bemis Export Company Ltd.                  Jamaica                       20%

    Bemis U.K. Limited                         United Kingdom                50%
      MACtac U.K. Limited                      United Kingdom               100%

    Electronic Printing Products, Inc.         Ohio                         100%

    Enterprise Software, Inc.                  Ohio                         100%

    MACtac Europe S.A.                         Belgium                       89%
      Bemis Coordination Center S.A.           Belgium                       67%
      Bemis Technologies S.A.                  Belgium                      100%
      MACtac Asia-Pacific Self-
        Adhesive Products Pte Ltd.             Singapore                    100%
      MACtac Deutschland GmbH                  Germany                      100%
      MACtac France S.A.R.L.                   France                       100%

    MACtac Scandinavia A.B.                    Sweden                       100%

    MACtac Canada Limited/Limitee              Canada                       100%
      MACtac Europe S.A.                       Belgium                       11%

    MACtac A.G.                                Switzerland                  100%

    MACtac Mexico S.A. de C.V.                 Mexico                        49%

    MACtac, Inc.                               Ohio                         100%

                                                                       CONTINUED


                                    - 17 -

                                                                       Percentage of
                                               Jurisdiction          Voting Securities
                                                    of                   Owned By
          Name                                 Organization          Immediate Parent
--------------------------------------------------------------------------------------

  Paramount Packaging Corporation              Delaware                     100%

    Bemis Packaging Limited                    United Kingdom               100%

    Paramount Packaging Canada, Inc.           Canada                       100%

    Paramount Packaging Corporation -
      Tennessee                                Tennessee                    100%

    Paramount Packaging Corporation -
      Texas                                    Texas                        100%

    PPC Royalty, Inc.                          Delaware                     100%

  Pervel Industries, Inc.                      Delaware                     100%


                              BEMIS COMPANY, INC.

                      222 South Ninth Street, Suite 2300

                            Minneapolis, Minnesota

                                  55402-4099

                                (612) 376-3000



                            Benjamin R. Field, III
                         Senior Vice President, Chief
                        Financial Officer and Treasurer


                               Robert F. Kleiber
                        Director of Investor Relations


                                   - 19 -